UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 12, 2000

                              Cyberbotanical, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


     0-29383                                            88-0356200
     ---------                                          ----------
(Commission File Number)                    (IRS Employer Identification Number)




                          c/o Richard Surber, President
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)




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ITEM 1.  CHANGE IN CONTROL

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Pursuant to an agreement with Kelly's Coffee Group, Inc. ("Kelly's"), a Colorado corporation, dated August 29, 2000, Kelly's acquire 18,400,000 shares of the Company's common stock in exchange for a cash payment of $540,554.00, all of these shares were issued by the Company to Kelly's at the time of the transaction and the proceeds were used for the acquisition of the real estate set forth in Item 2 herein. Kelly's is a public reporting company that prior to this acquisition was primarily engaged in a search for an acquisition or merger opportunity through which it could acquire on going operations. The Company will seek to acquire other or additional real estate properties for development and income production and focus on the area of real estate development as its primary area of operation and will abandon its plans to seek another company with which to merge or acquire its operations. Kelly's acquired the funds to effectuate this purchase from its operating cash income and through a loan in the amount of $290,000 from CyberAmerica Corporation, a shareholder of the Company. These funds are to be repaid, with all accrued interest on or before September 13, 2000.

Richard Surber is the President of the Company, CyberAmerica and Kelly's. Kelly's board of directors approved the agreement for the acquisition of the interest in the Company described herein, including the acquisition of the real property set forth below in Item 2.

This acquisition has reduced the percentage of ownership of the issued and outstanding shares of the Company's common stock by Richard Surber (1,000,000 shares) to 4.89% and that of CyberAmerica Corporation (1,000,000 shares) to 4.89%. No other party owns an interest in excess of 1% of the issued and outstanding shares of the Company.



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

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On August 29, 2000,  the Company  entered into an agreement  with Kelly's Coffee
Group, Inc. ("Kelly's) to sell to Kellys 18,400,000 newly issued shares of the Company's common stock in exchange for a cash payment of $540,554.00. These funds were to be used to acquire a building known as the Board of Trade Building, located at 120 Market Street in Wichita Kansas. This provides Kelly's with ownership of not less than 90% of the issued and outstanding shares of the Company's common stock.

The seller of the building was Board of Trade Center LLC, a Kansas limited liability company. The building is a 50,000 square foot, eight story office building located in the central business district of

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Wichita,  Kansas.  Occupancy rates at the building  currently exceed 90% and the prior management of the building has been retained to continue operation of the building. The building is rented at an average of approximately $6.00 a square foot by the current tenants, including the prior owners of the building who remains as a tenant.

This real estate acquisition is expected to provide the company with positive earnings and operations that will help to fund the future expansion and provide operating capital for the Company.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

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The following exhibits are included:



10(i)Stock  Purchase  Agreement  dated  August 29, 2000 between  Kelly's  Coffee
     Group, Inc. and Cyberbotanical, Inc.

10(ii) Financial Statement of operations for the Board of Trade Building. (To be filed within 60 days of the filing hereof).


Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Cyberbotanical, Inc.


Signature                                           Date



By: /s/ Richard Surber                              September 12, 2000
   ---------------------------
Name:    Richard Surber
Title:   President





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